Exhibit 4.1

China Ceramics Co., Ltd. 2017 Equity Compensation Plan

Section 1.	Purpose.

The purpose of the China Ceramics Co., Ltd. 2017 Equity Compensation Plan (the “Plan”) is to attract and retain outstanding individuals as Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Employees, Directors and Consultants, and to provide such Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1                “Award” means any award or benefit granted under the Plan, which shall be a Stock Award.

2.2                “Award Agreement” means, as applicable, an Award Agreement evidencing an Award granted under the Plan.

2.3                “Board” means the Board of Directors of the Company.

2.4                “Change in Control” has the meaning set forth in the Plan.

2.5                “Ordinary Shares” means shares of the Company, par value $0.008 per share.

2.6                “Company” means China Ceramics Co., Ltd., a British Virgin Islands company.

2.7                “Consultant” means a consultant or advisor who performs services for the Company or a Subsidiary and who renders bona fide services to the Company or a Subsidiary, if the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultant does not directly or indirectly promote or maintain a market for the Company’s securities.

2.8                “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.10       “Employee” means an executive officer of the Company or a Subsidiary.

2.9                “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.10             “Fair Market Value” means, (i) if the principal trading market for the Ordinary Shares is the NASDAQ Capital Market or another national securities exchange, the “closing transaction” price at which shares of Ordinary Shares are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Ordinary Shares is not principally traded on a national securities exchange, but is quoted on the NASD OTC Bulletin Board (“OTCBB”) or the Pink Sheets, the last reported “closing transaction” price of Ordinary Shares on the relevant date, as reported by the OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Ordinary Shares is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Board.

2.11             “Participant” means an Employee, Consultant or Director selected to receive an Award under the Plan.

2.12             “Plan” means the China Ceramics Co., Ltd. 2017 Equity Compensation Plan.

2.13             “Stock Award” means a grant of Ordinary Shares under the Plan.

2.14             “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.	Administration.

The Plan shall be administered by the Board. The Board, in its sole discretion, shall determine the Employees, Consultants and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Ordinary Shares are listed or traded, the Board may delegate its authority to grant Awards to Employees or Consultants and to determine the terms and conditions thereof to its standing committee, e.g., Compensation Committee, as it may determine in its discretion, on such terms and conditions as it may impose. The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s charter documents. Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award as the Board shall determine. If the Participant shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4.	Shares of Common Stock Subject to Plan.

The total number of shares that may be issued under the Plan shall be 280,000. Such shares may be either be authorized but unissued shares or treasury shares. In the event of any reorganization, recapitalization, share split, distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; and (c) any other changes that the Board determines to be equitable under the circumstances.

Section 5.	Stock Awards.

The Board may, in its discretion, (a) grant Ordinary Shares under the Plan to any Participant without consideration from such Participant or (b) sell Ordinary Shares under the Plan to any Participant for such amount of cash, Ordinary Shares or other consideration as the Board deems appropriate. Each Ordinary Share granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Award Agreement, and the following specific rules:

(a)                 Ordinary Shares issued to a Participant under the Plan shall be evidenced by an Award Agreement, which shall specify whether the Ordinary Shares are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b)                The Company shall issue, in the name of the Participant, share certificates evidencing the total number of Ordinary Shares granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Ordinary Shares are forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing share certificates, may reflect the issuance of Ordinary Shares to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced by book entry in the records of the Company’s transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Company, upon the written request of the Participant, shall issue, in the name of the Participant, share certificates evidencing such shares.

Section 6.	Change in Control.

Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined herein), the Board is authorized and has sole discretion to provide that all restrictions applicable to all Awards shall terminate or lapse in order that Participants may fully realize the benefits thereunder.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a)                 any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Ordinary Shares of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b)                the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c)                 the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d)                there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

Section 7.	Postponement.

The Board may postpone any grant or settlement of an Award for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a)                 to effect, amend or maintain any necessary registration of the Plan or the shares issuable pursuant to an Award under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any applicable jurisdiction;

(b)                to permit any action to be taken in order to (i) list such Ordinary Shares on a stock exchange if Ordinary Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Ordinary Shares, including any rules or regulations of any stock exchange on which the Ordinary Shares are listed; or

(c)                 to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Ordinary Shares in violation of the Securities Act or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any Ordinary Shares as to which the Award shall lapse because of such postponement.

Section 8.	Non-transferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

Section 9.	Termination or Amendment of Plan and Award Agreements.

Except as described below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Ordinary Shares are listed.

Section 10.	No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 11.	Effective Date and Term of Plan.

The Plan has been adopted by the Board and is effective as of the date set forth below. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date.

The foregoing Plan was duly adopted and approved by the Board of Directors as of May 21, 2017.

CHINA CERAMICS CO., LTD.

By:	/s/ Huang Jia Dong
Name:	Huang Jia Dong
Title:	Chief Executive Officer

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